AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 1998

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      PLAY-BY-PLAY TOYS & NOVELTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       TEXAS                        5092                          74-2623760
  (STATE OR OTHER       (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
  JURISDICTION OF       CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)
  INCORPORATION OR
   ORGANIZATION)

                                  4400 TEJASCO
                         SAN ANTONIO, TEXAS 78218-0267
                                 (210) 829-4666
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                RAYMOND G. BRAUN
                            CHIEF FINANCIAL OFFICER
                      PLAY-BY-PLAY TOYS & NOVELTIES, INC.
                                  4400 TEJASCO
                         SAN ANTONIO, TEXAS 78218-0267
                                 (210) 829-4666
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                       OF REGISTRANT'S AGENT FOR SERVICE)
                            ------------------------
                          COPIES OF COMMUNICATION TO:

                           MICHAEL L. BENGTSON, ESQ.
                            CHRISTOPHER D. RAY, ESQ.
                             1200 SAN JACINTO TOWER
                            98 SAN JACINTO BOULEVARD
                              AUSTIN, TEXAS 78701
                                 (512) 469-6100
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.   [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [ ]

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                              PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF                AGGREGATE OFFERING                  AMOUNT OF
     SECURITIES TO BE REGISTERED                PRICE(1)(2)                   REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
Common Stock, no par value...........          $ 27,256,687.50                $ 8,040.72
=====================================================================================================

(1) In accordance with Rule 457(o) under the Securities Act of 1933, the number of shares being registered and the proposed maximum offering price per share are not included in this table.

(2) Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the high and low sales prices reported on the Nasdaq National Market on June 1, 1998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS (SUBJECT TO COMPLETION)
DATED JUNE 2, 1998

                                1,639,500 SHARES

                 PLAY-BY-PLAY TOYS & NOVELTIES, INC. -- [LOGO]

                                  COMMON STOCK
                            ------------------------

     This Prospectus relates to the public offering, which is not being underwritten, of up to 1,639,500 shares (the "Shares") of Common Stock, no par value ("Common Stock"), of Play-By-Play Toys & Novelties, Inc., a Texas corporation (the "Company"), which may be offered from time to time by certain shareholders of the Company, certain holders of warrants to acquire shares of common stock and certain holders of convertible debt of the Company, as identified under the caption "Selling Shareholders" or by pledgees, donees, transferees or other successors in interest (the "Selling Shareholders"). The Company will receive no part of the proceeds of such sales.

     The Shares may be offered by the Selling Shareholders from time to time in one or more transactions as described under "Plan of Distribution." To the extent required, the number of Shares to be sold, the name of the Selling Shareholder(s), the purchase price, the name of any agent or broker-dealer, and any applicable commissions, discounts or other items constituting a compensation to such agent or broker-dealer with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The aggregate proceeds to the Selling Shareholder(s) from the sale of the Shares offered from time to time hereby will be the purchase price of the Shares sold less commissions, discounts and other compensation, if any, paid by the Selling Shareholder(s) to any agent or broker-dealer. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Company will pay the expenses incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. See "Selling Shareholders" and "Plan of Distribution."

     The Common Stock is traded on the Nasdaq National Market under the trading symbol "PBYP." On June 1, 1998, the last reported sales price of the
Common Stock on the Nasdaq National Market was $16.50 per share.
                            ------------------------

     THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 4 HEREOF.
                            ------------------------

     The Securities and Exchange Commission (the "Commission") may take the view that, under certain circumstances, the Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. The Company and the Selling Shareholders have agreed to certain indemnification arrangements. See "Plan of Distribution."

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

              The Date of this Prospectus is                , 1998

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. The Common Stock of the Company is listed on the Nasdaq National Market, and such reports, proxy and information statements and other information concerning the Company may be inspected at the offices of Nasdaq Operations, 1735 K Street, NW, Washington, D.C. 20006.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares offered hereby, reference is hereby made to the Registration Statement. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. The Company has filed the Registration Statement electronically with the Commission via the Commission's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Company intends to distribute to its shareholders annual reports containing audited financial statements and will make available copies of quarterly reports for the first three quarters of such fiscal year containing unaudited interim financial information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company (File No. 0-26374) pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997;

          (2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 1997 and January 31, 1998;

          (3) The Company's Proxy Statement for its Annual Meeting of Shareholders held on December 11, 1997;

          (4) All other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above; and

          (5) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on October 26, 1995.

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the completion or termination of this offering shall be deemed to be incorporated by reference into this Prospectus, to the extent required, and to be a part of this Prospectus from the date of filing of such reports and documents.

     Any statement contained in a document incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to Raymond G. Braun, Chief Financial Officer, Play-By-Play Toys & Novelties, Inc., 4400 Tejasco, San Antonio, Texas 78218-0267 or by telephone at (210) 829-4666.

                                  THE COMPANY

     The Company designs, develops, markets and distributes stuffed toys, novelty items and its Play-Faces(R) line of sculpted toy pillows based on licensed characters and trademarks. The Company also designs, develops, markets and distributes electronic toys and non-licensed stuffed toys, and markets and distributes a broad line of non-licensed novelty items. The Company markets and distributes its products in both amusement and retail markets and believes that it is the leading supplier of stuffed toys and novelty items to the domestic amusement industry. Unless the context otherwise requires, all references in this Prospectus to "Play-By-Play" or the "Company" include Play-By-Play Toys & Novelties, Inc., its predecessors and their subsidiaries.

     The Company develops its licensed stuffed toys based principally on popular, classic characters such as Looney Tunes, Animaniacs, Batman, Superman, characters featured in Space Jam (the motion picture), The Flinstones(TM) and Popeye(TM) and on classic trademark licenses such as Coca-Cola(TM) brand stuffed toys, including the Coca-Cola Polar Bear, and Harley-Davidson Motor Company's Harley Hog(TM). The Company's non-licensed products include traditional stuffed toys in various sizes, interactive dolls and novelty items such as low-priced plastic toys and games used primarily as redemption prizes by its amusement customers.

     The Company has a diversified base of customers within the amusement and retail distribution channels. Amusement customers include theme parks such as Six Flags, Busch Gardens and SeaWorld, family entertainment centers such as Dave & Buster's, Inc., Tilt and Namco, and carnivals and state fairs. In addition to theme parks, family entertainment centers and carnivals, the Company's amusement distribution channels include Fun Services(TM) (sales through franchisees), fundraising and premium (products designed for specific companies) customers. Retail customers principally consist of mass merchandisers such as Wal-Mart, Kmart and Target, and specialty retailers such as Toys "R" Us and Kay Bee Toy.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE CONTAIN FORWARD-LOOKING STATEMENTS THAT HAVE BEEN MADE PURSUANT TO THE PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS ABOUT THE COMPANY'S INDUSTRY, MANAGEMENT'S BELIEFS AND ASSUMPTIONS MADE BY MANAGEMENT. WORDS SUCH AS "ANTICIPATES," "EXPECTS," "INTENDS," "PLANS,"
"BELIEVES," "SEEKS," "ESTIMATES" AND VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT; THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY

FROM THOSE EXPRESSED OR FORECASTED IN ANY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE THOSE NOTED IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, INCLUDING THOSE SET FORTH IN THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 31, 1997 (THE "FORM 10-K") UNDER "BUSINESS-RISK FACTORS." UNLESS REQUIRED BY LAW, THE COMPANY UNDERTAKES NO OBLIGATION TO
UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. HOWEVER, INVESTORS SHOULD CAREFULLY REVIEW THE RISK FACTORS AND OTHER INFORMATION SET FORTH IN THE REPORTS AND OTHER DOCUMENTS THE COMPANY FILES FROM TIME TO TIME WITH THE COMMISSION.

                                  RISK FACTORS

     THE SHARES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THE RISK FACTORS AND OTHER INFORMATION CONTAINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 31, 1997 ARE INCORPORATED BY REFERENCE HEREIN. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." SUCH RISK FACTORS AND OTHER INFORMATION SHOULD BE CONSIDERED CAREFULLY BEFORE PURCHASING THE OFFERED SHARES.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Shareholders, as described below. See "Selling Shareholders" and
"Plan of Distribution" below.

     In order to sell certain of the Shares covered by this Prospectus, certain Selling Shareholders would need to exercise warrants to purchase Shares or convert convertible debt of the Company. In such case, the Company would receive the applicable exercise price of the warrants being exercised or retire the applicable principal amount of the convertible debt being converted.

                              SELLING SHAREHOLDERS

     The following table sets forth, as of the date of this Prospectus, the name of each of the Selling Shareholders, the position or office, if any, held by the Selling Shareholder with the Company, the number of Shares that each such Selling Shareholder owns as of such date, the number of Shares owned by each Selling Shareholder that may be offered for sale from time to time by this Prospectus, and the number of Shares to be held by each such Selling Shareholder assuming the sale of all of the Shares offered hereby. The Selling Shareholders may also be pledgees, donees, transferees or other successors in interest that receive shares from the Selling Shareholders listed below as a gift, partnership distribution or other non-sale related transfer. The Company may amend or supplement this Prospectus from time to time to update the disclosure set forth herein.

                                                                     SHARES BENEFICIALLY                     SHARES BENEFICIALLY
               SELLING                                                OWNED PRIOR TO THE     SHARES BEING      OWNED AFTER THE
             SHAREHOLDER                   POSITION OR OFFICE            OFFERING(1)           OFFERED           OFFERING(2)
-------------------------------------  ---------------------------   --------------------    ------------    --------------------
                                                                     NUMBER(1)    PERCENT                    NUMBER(1)    PERCENT
                                                                     ---------    -------                    ---------    -------
Arturo G. Torres.....................  Chairman of the Board         1,635,990      22.0%       500,000      1,135,990      15.3%
                                       and Chief Executive Officer
Mark A. Gawlik.......................  President, Chief Operating     217,821        3.0%        50,000       167,821        2.3%
                                       Officer and Director
Francisco Saez Moya..................  Vice Chairman of the Board     293,086        4.0%        70,000       223,086        3.1%
                                       and President --
                                       Play-By-Play Toys &
                                       Novelties Europe S.A.

Renaissance Capital Growth & Income Fund III, Inc.................    156,250        2.1%       156,250         0
Renaissance US Growth & Income Trust PLC..........................    156,250        2.1%       156,250         0
Banc One Capital Partners II, Ltd.................................    625,000        7.9%       625,000         0
Gerard Klauer Mattison & Co., Inc.................................     41,000        0.6%        41,000         0
Dain Rauscher Incorporated........................................     36,900        0.5%        36,900         0
Gregory Robitaille................................................      4,100       0.05%         4,100         0

------------
(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date of this Prospectus through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares shown as beneficially owned.

(2) Assumes the sale of all Shares offered hereby.

                              PLAN OF DISTRIBUTION

     The Shares covered by this Prospectus may be offered and sold from time to time by the Selling Shareholders. The Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholders may sell the Shares being offered hereby on the Nasdaq National Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The Shares may be sold by one or more of the following means of distribution: (a) a block trade in which the broker-dealer so engaged will attempt to sell Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus; (c) an over-the-counter distribution in accordance with the rules of the Nasdaq National Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Company's Common Stock in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell the Company's Common Stock short and redeliver the Shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Shares offered hereby, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholders may also pledge Shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     In effecting sales, brokers, dealers or agents engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. The Company will pay the expenses incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

     In order to comply with the securities laws of certain states, if applicable, the Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The Company has advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, the Company will make copies of this Prospectus available to the Selling Shareholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of Shares is made, if required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

     The sale of Shares by the Selling Shareholders is subject to compliance by the Selling Shareholders with certain contractual restrictions with the Company. There can be no assurance that the Selling Shareholders will sell all or any of the Shares. The Company intends to keep the Registration Statement of which this Prospectus constitutes a part effective at least until the earlier to occur of
(i) the expiration of one year following the effectiveness of this Registration Statement, and (ii) the sale of all the Shares covered hereby; provided, that the Company in its sole discretion may terminate the effectiveness of such Registration Statement prior to the end of such time periods. The Company intends to de-register any of the Shares not sold by the Selling Shareholders at the end of such time period; however, any unsold shares will be freely tradable subject to compliance with Rule 144 of the Securities Act.

                             VALIDITY OF THE SHARES

     The validity of the Shares offered hereby will be passed upon by Thompson & Knight, P.C., Austin, Texas, counsel to the Company.

                                    EXPERTS

     The consolidated balance sheets of Play-By-Play Toys & Novelties, Inc. as of July 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended July 31, 1997, 1996 and 1995 incorporated by reference in this Prospectus and the consolidated statements of operations and cash flows of Ace Novelty Co., Inc. for the years ended December 31, 1995 and 1994 included in this Prospectus have been included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                     ACE NOVELTY CO., INC. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                        PAGE
                                        ----
Report of Independent Accountants....   F-2
Consolidated Statements of Operations
  for the Three Months Ended March
  31, 1996
  (Unaudited) and for the Years Ended
  December 31, 1995 and 1994.........   F-3
Consolidated Statements of Cash Flows
  for the Three Months Ended March
  31, 1996 (Unaudited) and for the
  Years Ended December 31, 1995 and
  1994...............................   F-4
Notes to Consolidated Financial
  Statements.........................   F-5

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Ace Novelty Co., Inc. and Subsidiaries

     We have audited the accompanying consolidated statements of operations and cash flows of Ace Novelty Co., Inc. and Subsidiaries for each of the two years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 9 to the consolidated financial statements, in May 1996, the Company entered into an agreement to sell substantially all of its net assets and operations in exchange for cash, notes and the assumption of liabilities.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Ace Novelty Co., Inc. and Subsidiaries for each of the two years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                                         COOPERS & LYBRAND,
L.L.P.

Seattle, Washington
April 25, 1996, except for Note 9 as to which the date is May 1, 1996

                     ACE NOVELTY CO., INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                            THREE MONTHS        YEAR ENDED DECEMBER 31,
                                               ENDED        -------------------------------
                                           MARCH 31, 1996        1995            1994
                                           --------------   --------------  ---------------
                                            (UNAUDITED)
Sales...................................    $ 11,324,632    $   66,036,152  $    86,015,180
Cost of sales...........................       7,460,882        45,808,236       69,356,564
                                           --------------   --------------  ---------------
                                               3,863,750        20,227,916       16,658,616
Selling, general and administrative
  expenses..............................       3,868,549        20,508,075       31,283,883
                                           --------------   --------------  ---------------
     Loss from continuing operations....          (4,799)         (280,159)     (14,625,267)
                                           --------------   --------------  ---------------
Other income (expense):
     Interest income....................        (133,714)          593,804          608,726
     Interest expense...................        (990,480)       (5,009,045)      (4,878,319)
     Other..............................         (56,523)        1,096,260        1,079,739
                                           --------------   --------------  ---------------
                                              (1,180,717)       (3,318,981)      (3,189,854)
                                           --------------   --------------  ---------------
     Loss from continuing operations
       before
       income tax benefit...............      (1,185,516)       (3,599,140)     (17,815,121)
Income tax benefit......................         380,474         2,470,500        1,691,988
                                           --------------   --------------  ---------------
     Loss from continuing operations....        (805,042)       (1,128,640)     (16,123,133)
Discontinued operations, net of income
  tax...................................        --                 320,794        --
                                           --------------   --------------  ---------------
     Net loss...........................    $   (805,042)   $     (807,846) $   (16,123,133)
                                           ==============   ==============  ===============

   The accompanying notes are an integral part of the consolidated financial statements

                     ACE NOVELTY CO., INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                         THREE MONTHS         YEAR ENDED DECEMBER 31,
                                            ENDED        ---------------------------------
                                        MARCH 31, 1996        1995              1994
                                        --------------   ---------------  ----------------
                                         (UNAUDITED)
Operating activities:
     Net loss........................    $    (805,042)  $      (807,846) $    (16,123,133)
     Adjustments to reconcile net
       loss to net cash
       provided by (used in)
       operating activities:
          Depreciation and
             amortization............          253,677         1,044,268         1,444,248
          Gain on sale of assets.....           10,346          (251,416)          (37,962)
          Deferred income taxes......         --              (2,470,500)        1,356,427
          Changes in:
               Notes and accounts
                  receivable, net....       (2,715,009)        6,182,237         1,277,282
               Inventories...........       (1,043,294)        6,429,161         6,545,626
               Prepaid expenses and
                  other current
                  assets.............            7,742           461,265         1,857,920
               Due from related
                  parties............           75,677          (616,658)          452,039
               Adjustment due from
                  related parties....         --               --                2,627,998
               Accounts payable and
                  accrued
                  liabilities........          634,915        (1,994,919)          389,427
               Accrued employee
                  retirement.........            4,513          (151,453)           12,872
               Federal, state and
                  foreign income
                  taxes
                receivable/payable...          (20,717)        1,140,150         2,287,201
                                        --------------   ---------------  ----------------
                     Net cash
                       provided by
                       (used in)
                       operating
                       activities....       (3,597,192)        8,964,289         2,089,945
                                        --------------   ---------------  ----------------
Investing activities:
     Acquisition of business.........         --               --               (4,001,000)
     Additions to equipment and
       leasehold improvements........          (44,282)       (1,313,086)       (2,426,081)
     Proceeds from sale of
       discontinued operations,
       equipment and other assets....         --               1,746,294            37,962
                                        --------------   ---------------  ----------------
                     Net cash
                       provided by
                       (used in)
                       investing
                       activities....          (44,282)          433,208        (6,389,119)
                                        --------------   ---------------  ----------------
Financing activities:
     Advances to shareholders and
       related parties...............         (116,040)         (249,064)       (2,556,496)
     Repayments from shareholders and
       related
       parties.......................          497,931         2,842,138         --
     Principal payments on long-term
       debt..........................         (349,574)       (2,522,977)         (721,534)
     Proceeds from long-term debt....         --               --                7,625,606
     Bank overdraft..................          367,798           230,551        (4,093,536)
     Proceeds from notes payable.....       14,604,249        89,846,730       106,619,000
     Principal payments on notes
       payable.......................      (11,344,000)      (99,741,960)     (101,551,643)
     Advances from shareholders and
       related parties...............            2,167            56,968           278,430
     Repayments to shareholders and
       related parties...............          (12,386)         (121,617)       (1,058,699)
                                        --------------   ---------------  ----------------
                     Net cash
                       provided by
                       (used in)
                       financing
                       activities....        3,650,145        (9,659,231)        4,541,128
                                        --------------   ---------------  ----------------
Foreign currency translation.........           24,290           133,271          (335,689)
                                        --------------   ---------------  ----------------
Net increase (decrease) in cash and
  cash equivalents...................           32,961          (128,463)          (93,735)
Cash and cash equivalents:
     Beginning of Period.............           32,421           160,884           254,619
                                        --------------   ---------------  ----------------
     End of Period...................    $      65,382   $        32,421  $        160,884
                                        ==============   ===============  ================

   The accompanying notes are an integral part of the consolidated financial statements

                     ACE NOVELTY CO., INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  DESCRIPTION OF BUSINESS

     Ace Novelty Co., and Subsidiaries (the "Company") sells stuffed toys and novelty products to the amusement industry in the United States and Canada, including the nation's premier theme parks and family entertainment centers. The Company designs, develops, markets and distributes stuffed toys based upon licenses for children's entertainment characters and corporate trademarks as well as proprietary characters developed and owned by the Company.

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Ace Novelty Co., Inc. and its wholly-owned subsidiaries, Specialty Manufacturing Ltd., Bairnbright Company, Ltd., Carecraft Co., Ltd., Easy Success Company, Ltd. and TTM Manufacturing Company. TTM Manufacturing Company was liquidated in 1994. Bairnbright Company, Ltd. and Carecraft Co., Ltd. were liquidated in 1995. All significant intercompany balances and transactions have been eliminated in the financial statements.

  EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Equipment and leasehold improvements are depreciated on the straight-line method over the estimated useful lives of the assets as follows:

Equipment...............................   4 - 8 years
Leasehold improvements..................   Term of lease or useful
                                           life, whichever is shorter

     Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. Gains or losses on dispositions of properties are reflected in income at the time of disposal.

  INCOME TAXES

     The differences between the tax bases of assets and liabilities and their financial statement amounts are reflected as deferred income taxes using enacted tax rates. A valuation allowance is established for deferred tax assets if it is more likely than not that all or some portion of the deferred tax asset will not be realized. Income tax expense or benefit is the tax payable or receivable for the period and the change during the period in net deferred tax assets and liabilities.

  FOREIGN EXCHANGE

     The Company translates the assets and liabilities of its foreign operations at rates of exchange in effect at year-end. Revenues, expenses and cash flows of foreign operations are translated at the average rates of exchange during the year. Gains and losses resulting from translations of the balance sheet accounts are accumulated as a separate component of stockholders' equity until such time that the foreign entity is sold or liquidated.

  REVENUE RECOGNITION

     Sales and related costs are recorded by the Company upon shipment of products to buyers.

  ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     ACE NOVELTY CO., INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2.  ACME ACQUISITION:

     In January 1994, the Company acquired substantially all the assets of ACME Premium Supply Co. and K&A Enterprises, Inc. ("Collectively "ACME"). The acquisition of ACME's assets was accounted for as a purchase. The purchase price of the assets acquired including assumed liabilities was approximately $4,001,000. In addition, the Company advanced $2,000,000 to a related entity to acquire real property previously leased to ACME. Net assets acquired included approximately $14,278,000 of current assets, $1,165,000 of property, plant and equipment, $162,000 of other assets and $11,604,000 of assumed liabilities.

3.  DISCONTINUED OPERATIONS:

     In 1994, the Company decided to sell its Print Shop division. Accordingly, the operations of the Print Shop division are stated separately as a discontinued operation in the accompanying consolidated financial statements of the Company. In 1995 and 1994, the division's sales were $2,304,187, and $6,315,538, respectively. In April 1995, the division was sold for $4,520,000 which resulted in a gain of $320,794, net of the 1995 loss from operation of the division of $179,206.

4.  EMPLOYEE BENEFIT PLANS:

  DEFINED BENEFIT PENSION PLAN:

     Prior to 1991, the Company suspended its defined benefit pension plan such that employees in the plan at the date of suspension no longer earn additional benefits and no new employees are eligible to enter the plan.

     The funding policy for the suspended defined benefit plan is to contribute amounts actuarially determined as necessary to provide benefits to participants, and in amounts necessary to meet the minimum contribution level stipulated by the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code.

     Pension cost (credit) included the following components:

                                          1995         1996
                                       ----------  ------------
Interest cost on projected benefit
  obligation.........................  $   88,152  $     88,676
Expected return on plan assets.......     (89,472)      (37,654)
Net amortization of prior gains......     (16,554)     (148,386)
                                       ----------  ------------
Net periodic pension (credit)........  $  (17,874) $    (97,364)
                                       ==========  ============

     The assumptions used in the actuarial calculations were as follows:

                                            1995       1994
                                          ---------  ---------
Discount or settlement rate.............       7.25%       8.0%
Expected long-term rate of return on
  assets................................       8.00%       8.0%

  DEFINED CONTRIBUTION PLAN:

     The defined contribution plan covers substantially all employees with at least one year of service and who have attained the age of 21 years. A portion of the Company contribution is discretionary and a portion is a percentage match of the employees contribution. The Company contributions for December 31, 1995 and 1994 were $47,670 and $63,128, respectively.

                     ACE NOVELTY CO., INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.  COMMITMENTS AND CONTINGENCIES:

  LEASES

     The Company leases office, sales and warehouse space, primarily from related parties, under non-cancelable operating leases expiring through 2010.

     Net rental expense under these leases and other month-to-month agreements was $1,302,742 and $1,706,200 in 1995 and 1994, respectively.

  ROYALTIES

     The Company licenses trademarks and entertainment characters and pays associated royalties based on sales of the related products. Substantially all of the license agreements are for periods of one to four years and include guaranteed minimum royalty payments over the life of the agreements. Royalty expenses are reported in cost of sales in the statement of operations.

  CONTINGENCIES

     The Company is involved in various legal matters arising in the normal course of business including a dispute with the purchaser of the print shop division. The dispute arose over the operation of the business during the transition of ownership. In addition, certain regulatory agencies are reviewing the sale of the division for possible regulatory violations. Although the outcome is not determinable at this time, management believes that the ultimate outcome of these matters will not have a material adverse effect on the Company's financial position or results of operations.

  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of note and trade receivables. The concentration of credit risk with respect to note and trade receivables is generally limited due to the large number of customers comprising the Company's customer base, and their dispersion across different industries and geographies. As such, the Company generally does not require collateral from its customers.

6.  TRANSACTIONS WITH RELATED PARTIES:

     The Company sells certain merchandise and provides management services to companies owned by officers/shareholders of the Company. In addition, the Company leases certain offices, sales and warehouse space from related parties. A summary of these transactions and the balances at December 31 is presented below:

                                              1995          1994
                                          ------------  ------------
Sales of merchandise....................  $    --       $  1,910,666
Rent expense............................     1,327,777     1,339,870
Interest expense........................       174,632       130,561
Interest and management fee income......       965,673       996,171

                     ACE NOVELTY CO., INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  INCOME TAXES:

     Income taxes consist of the following:

                                               1995            1994
                                          --------------  --------------
Taxes currently refundable before giving
  effect to foreign tax credits:
Federal.................................  $     --        $   (2,558,048)
State...................................        --              (430,058)
Foreign.................................        --               (60,309)
                                          --------------  --------------
                                                --            (3,048,415)
Deferred taxes..........................      (2,470,500)      1,356,427
                                          --------------  --------------
     Total income tax (benefit).........  $   (2,470,500) $   (1,691,988)
                                          ==============  ==============

     Deferred Federal income taxes are provided for temporary differences which result principally from use of accelerated depreciation methods for certain assets, inventory costs (Uniform Capitalization Rules), bad debts, and certain other accruals.

     The Company's effective income tax rate differs from the U.S. Statutory Federal income tax rate of 34% due to certain expenses that are not deductible for income tax purposes, the lower rates of foreign jurisdictions and state taxes.

8.  SUPPLEMENTAL CASH FLOW DISCLOSURES:

     The Company made interest payments of $4,932,461 and $4,502,764 in the years ended December 31, 1995 and 1994, respectively. The Company made no income tax payments in 1995 and 1994.

9.  SUBSEQUENT EVENT:

     In May 1996, the Company entered into an agreement to sell substantially all its net assets and operations in exchange for cash, notes and the assumption of liabilities. The Company will also receive forgiveness of debt from certain lenders.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE BY THIS PROSPECTUS TO GIVE ANY INFORMATION OR TO MAKE REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING SHAREHOLDER OR BY ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OF OR OFFER TO SELL THE SHARES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information................     2
Incorporation of Certain Documents By
  Reference..........................     2
The Company..........................     3
Disclosure Regarding Forward-Looking
  Statements.........................     3
Risk Factors.........................     4
Use of Proceeds......................     4
Selling Shareholders.................     5
Plan of Distribution.................     6
Validity of the Shares...............     7
Experts..............................     7

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The Company will pay the expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.

SEC registration fee.................  $ 8,070.72
Legal fees and expenses..............   15,000.00
Accounting fees and expenses.........    4,000.00
Miscellaneous expenses...............    5,000.00
                                       ----------
     Total...........................  $32,070.72
                                       ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Play-By-Play Toys & Novelties, Inc. (the "Registrant") is incorporated in Texas. Under Section 2.02 of the Business Corporation Act of the State of Texas, a Texas corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceedings. Article Eight of the Articles of Incorporation and Section 59 of the Bylaws of the Registrant provides for indemnification of directors and officers to the fullest extent permitted by the Business Corporation Act of the State of Texas. Reference is made to the Articles of Incorporation and the Bylaws of the Registrant, filed as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997, which is incorporated herein by reference.

     The Registrant carries liability insurance coverage for its directors and officers for certain liabilities incurred in connection with the performance of their duties.

ITEM 16.  EXHIBITS

EXHIBIT NO.                 IDENTIFICATION OF EXHIBIT
-----------                 -------------------------
   4.1 -- Specimen of Common Stock Certificate (filed as Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 33-92204) incorporated herein by reference).

   4.2 -- Form of Warrant Agreement and Form of Warrant (filed as Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 33-92204) incorporated herein by reference).

   4.3 -- Form of Play-By-Play Toys & Novelties, Inc. Grant of Incentive Stock Option (filed as Exhibit 4.3 to the Registration Statement on Form S-1 (File No. 33-92204) incorporated herein by reference).

   4.4 -- Form of Play-By-Play Toys & Novelties, Inc. Non-qualified Stock Option Agreement (filed as Exhibit 4.4 to the Registration Statement on Form S-1 (File No. 33-92204), incorporated herein by reference).

   4.5 -- Warrant to Purchase Common Stock issued by the Registrant to Ace Novelty Co., Inc. (filed as Exhibit 4 to Form 8-K (Date of Event: May 1, 1996), incorporated herein by reference).

   5   -- Opinion of Thompson & Knight, P.C., counsel for the Registrant.*

  23.1 -- Consent of Thompson & Knight, P.C. (included as a part of Exhibit 5)

  23.2 -- Consent of Coopers & Lybrand L.L.P.*

  23.3 -- Consent of Coopers & Lybrand L.L.P.*

  24   -- Powers of Attorney (included at pages II 3-4).*
------------
* Filed herewith.

ITEM 17.  UNDERTAKINGS.

     A.  Undertaking Pursuant to Rule 415.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents By Reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.  Undertaking in Respect of Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification, is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     D.  Undertaking Pursuant to Rule 430A.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of the prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN ANTONIO, STATE OF TEXAS, ON THIS 2ND DAY OF JUNE, 1998.

                                          PLAY-BY-PLAY TOYS & NOVELTIES, INC.

                                          By: /s /RAYMOND G. BRAUN
                                                  RAYMOND G. BRAUN
                                                  CHIEF FINANCIAL OFFICER

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Play-By-Play Toys & Novelties, Inc., a Texas corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, hereby constitutes and appoints Raymond G. Braun his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact as agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1993, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

        SIGNATURE                    TITLE                            DATE
        ---------                    -----                            ----
   /s/ARTURO G. TORRES      Chairman of the Board and              June 2, 1998
     ARTURO G. TORRES       Chief Executive Officer
                            (Principal Executive Officer)

    /s/MARK A. GAWLIK       President, Chief Operating             June 2, 1998
      MARK A. GAWLIK        Officer and Director

   /s/RAYMOND G. BRAUN      Chief Financial Officer,               June 2, 1998
     RAYMOND G. BRAUN       Treasurer and Director
                            (Principal Financial and
                            Accounting Officer)

     /s/SAUL GAMORAN        Executive Vice President,              June 2, 1998
       SAUL GAMORAN         General Counsel, Secretary and
                            Director

  /s/FRANCISCO SAEZ MOYA    Vice Chairman of the Board and         June 2, 1998
   FRANCISCO SAEZ MOYA      President -- Play-By-Play Toys
                            & Novelties Europe S.A.

    /s/OTTIS W. BYERS       Director                               June 2, 1998
      OTTIS W. BYERS

    /s/STEVE K.C. LIAO      Director                               June 2, 1998
     STEVE K.C. LIAO

      /s/TOMAS DURAN        Director                               June 2, 1998
       TOMAS DURAN

   /s/BERTO GUERRA, JR.     Director                               June 2, 1998
    BERTO GUERRA, JR.

    /s/JAMES F. PLACE       Director                               June 2, 1998
      JAMES F. PLACE